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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into on this the 4th day of February, 2004, with an effective date of April 15, 2003 ("Effective Date"), by and between Dwango North America Corp. ("DNA"), a Nevada corporation with a principal place of business at 5847 San Felipe St., Suite 3220, Houston, Texas 77057-3000, and [employee name], an individual residing at [employee address] ("Employee").

         WHEREAS DNA desires to engage Employee to perform [description of services to be performed by employee] relating to DNA's wireless content development and publishing business, and to develop certain Intellectual Property (as defined below) for the exclusive use and benefit of DNA (hereinafter collectively the "Services");

         WHEREAS Employee desires to perform the Services for DNA, and to receive the compensation to be paid by DNA in connection therewith;

         WHEREAS DNA shall provide Employee with various kinds of proprietary information and training, including but not limited to business contacts, business plans, technical information and other valuable business information which is of a secret or confidential nature;

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DNA and Employee (hereinafter collectively "the Parties" and each a "Party") do hereby agree as follows:

1.       DEFINITIONS

         a. "Competitor of DNA" shall mean any individual or entity in the business of developing or distributing software applications that enable mobile telephones to download, organize or play games, ring tones or media. An individual or entity shall be regarded as a Competitor of DNA if it is in the business of developing or distributing such applications either during the term of this Agreement or at any time during the twelve (12) month period after the expiration or termination of this Agreement.

         b. "Confidential Information" shall mean all nonpublic information that the Party disclosing such information
                  ("Disclosing  Party")  designates  as being  confidential,  or information that, under the circumstances surrounding disclosure ought to be treated as confidential. Confidential Information includes, without limitation, information related to released or unreleased Disclosing Party software products, the marketing or promotion of any Disclosing Party product, Disclosing Party's business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Confidential Information disclosed to another party ("Receiving Party") by any Disclosing Party agent is also deemed to be covered by this Agreement. Confidential Information does not include any of the foregoing items which (i) have become publicly and widely known and made generally available through no wrongful act of the Receiving Party or of others who were under confidentiality obligations as to the item or items involved,
                  (ii) was known to the Receiving Party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; or (iii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement by the Receiving Party and otherwise not in violation of the Disclosing Party's rights.

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         c.       "Confidential  Materials"  shall mean all  tangible  materials
                  containing   Confidential   Information,   including   without
                  limitation written or printed documents and computer disks or tapes, whether machine or user readable.

         d. "Customer of DNA" shall mean any individual or entity with whom DNA has or has had any business relationship and any individual or entity with whom DNA is having or has had any discussions concerning a potential business relationship. An individual or entity shall be regarded as a Customer of DNA if it had a business relationship with DNA or DNA has had any discussions concerning a potential business relationship during the term of this Agreement.

         e. "Intellectual Property" shall mean any and all of the following made or otherwise arising out of the efforts of Employee in connection with Employee's employment with DNA: all copyrights (including, without limitation, the exclusive right to reproduce, distribute copies of, display and thereupon perform the copyrighted work and to prepare derivative works); all copyright registrations and applications; all moral rights; all author's rights; all trademark rights (including, without limitation, registrations and applications); all right, title and interest in and to any patent, letters patent, industrial model, design patent, petty patent, patent of importation, utility model, certificate of invention, and/or other indicia of inventorship and/or invention ownership, and any application for any of the foregoing, and including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed, related to any such application; all trade names; all mask work rights; all right, title and interest in and to all trade secret rights arising under the common law, state law, federal law or the laws of any foreign country; all algorithms; all rights in packaging, goodwill and other intellectual property rights; and all divisions, continuations, reissues, renewals and extensions thereof, regardless of whether any such rights arise under the laws of the United States or any other state, country or jurisdiction, and all derivative works thereof.

         f. "Option" shall mean the option to purchase [number of shares] of DNA common stock with a per share exercise price equal to the lower of $ 1.45 or the exercise price at which DNA is granting options to other optionees as of the date of this Agreement. The Option shall be adjusted for stock splits, stock dividends, recapitalization and the like which may occur between the date of this Agreement and the grant of the Option.

         g.       "Vesting Commencement Date" is April 15, 2003.

2.       COMPENSATION, BENEFITS AND TERM OF EMPLOYMENT

         a.       COMPENSATION

         DNA hereby agrees to employ Employee at a minimum salary of [monthly salary], or at such other increased salary as may be subsequently agreed to by the Parties. Payment of the salary shall be made in accordance with DNA's regular payroll practices.

         As additional compensation, Employee shall be granted the Option by the board of directors of DNA. Subject to the terms of this Agreement, one twenty-fourth (1/24th) of the shares subject to the Option shall vest each month on the monthly anniversary of the Vesting Commencement Date so long as Employee remains employed by DNA. The Option shall be subject to the terms and conditions of this Agreement, the Merger Agreement, and DNA's Stock Option Plan and Stock Option Agreement. The DNA Stock Option Plan and the form of DNA Stock Option Agreement are each attached hereto as Exhibit A. The Option shall be an incentive stock option to the


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         maximum extent  permitted by law. To the extent DNA's Stock Option Plan accelerates the vesting of options held by executive officers of DNA in the event of a merger, acquisition, asset sale or other change of control transaction, then Employee's Option shall also be accelerated.

         b.       EMPLOYEE BENEFITS

         Employee shall be eligible to participate in the standard benefit plans currently available to other similarly situated employees, including medical, dental and vision insurance policies as soon as Employee becomes eligible for such coverage pursuant to the requirements of those individual insurance policies.

         c.       VACATION AND HOLIDAY PAY

         Employee shall receive a total of ten (10) days of paid vacation per calendar year. Employee must provide DNA at least 5 business days notice of his intent to use paid vacation days and must receive consent from DNA for the requested vacation day (which consent shall not be unreasonably withheld by DNA). Paid vacation days shall accrue for the benefit of Employee, may be rolled over to subsequent calendar years, and, to the extent accrued as of the termination of Employee's employment, paid out in cash to the Employee promptly after termination of employment.

         The following are scheduled paid holidays for DNA  employees:  Memorial
         Day,   Independence  Day,  Labor  Day,  Martin  Luther  King  Jr.  Day,
         Thanksgiving, Christmas, and New Years.

         d.       TERM OF EMPLOYMENT

         Subject to the terms and conditions of the "Agreement and Plan of Merger" by and between DNA and Over-The-Air Wireless, Inc., and certain other parties, of date even herewith, the Parties acknowledge that Employee's period of employment with DNA may be terminated by either Party, with or without cause, after thirty (30) days written notice to the other Party.

3.       OWNERSHIP OF INTELLECTUAL PROPERTY

         Employee hereby agrees to promptly disclose to DNA any and all Intellectual Property made or developed by Employee in connection with Employee's employment with DNA.

         All elements of all Intellectual Property shall be exclusively owned by DNA and shall be considered "Work Made for Hire" by Employee for DNA. DNA shall exclusively own all United States and international copyrights and all other intellectual property rights in the Intellectual Property. Employee agrees to assign, and upon creation of each element of the Intellectual Property automatically assigns to DNA, its successors and assigns, ownership of all United States and international copyrights and all other intellectual property rights in each element of the Intellectual Property.

         Employee agrees that any and all such Intellectual Property shall be the absolute property of DNA or DNA's designees and, at the request of DNA, Employee shall provide any reasonably necessary assistance to DNA in making application in due form for United States letters patent and foreign letters patent on such Intellectual Property. In the event that DNA requests that Employee provide such application assistance after termination of Employee's employment with DNA, DNA agrees to compensate Employee for time spent providing the requested assistance at a rate equal to Employee's most recent hourly rate. In calculating such hourly rate, it shall be assumed that Employee works forty (40) hours per week to earn the salary identified in Section


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         2(a) of the  Agreement,  as such  salary may be  adjusted in the future from time to time. Employee shall execute any and all instruments and do any acts necessary or desirable in connection with any such application for letters patent in order to establish and perfect in DNA the entire right, title, and interest in such Intellectual Property, and also to execute any instruments desirable in connection with any continuations, renewals, or reissues thereof or in the conduct of any related proceedings or litigation. DNA shall bear all reasonably necessary out of pocket expenses incurred by Employee as a result of the performance of the obligations provided for in this paragraph 3. Except as authorized by DNA (in writing if after termination of Employee's Term of Employment), Employee shall not disclose, directly or indirectly, any information relating to any such Invention or patent application.

         If Employee has any intellectual property rights to any Intellectual Property that cannot be assigned to DNA, Employee unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against DNA with respect to such Intellectual Property, and agrees, at DNA's request and expense, to consent to and join in any action to enforce the rights such Intellectual Property. If Employee has any intellectual property rights in any Intellectual Property that cannot be assigned to DNA or waived by Employee, the Employee, to the extent Employee has the legal right to do so, unconditionally and irrevocably grants to DNA during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such Intellectual Property.

         The Parties understand that the provisions of this Agreement requiring assignment of Intellectual Property to DNA and the waiver of the enforcement of such rights against DNA do not apply to any invention for which no equipment, supplies, facility or trade secret information of DNA was used and which was developed entirely on Employee's own time, unless (a) the invention relates (i) directly to the business of DNA or (ii) to DNA's actual or demonstrably anticipated research or development or (b) the invention results from any work performed by
         Employee for DNA. In addition, the Parties understand that the provisions of this Agreement do not apply to any of the inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to the date of this Agreement, all of which are set forth on the list attached hereto as EXHIBIT B (collectively referred to as "PRIOR INVENTIONS"), which belong solely to Employee or belong to Employee jointly with another and which are not assigned to DNA hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If, in the course of Employee's employment with DNA, Employee incorporates into a DNA product, process or machine a Prior Invention owned by Employee or in which Employee has an interest, DNA is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

4.       CONFIDENTIAL INFORMATION

         Except  as  authorized  by DNA (in  writing  if  after  termination  of
         Employee's employment with DNA), Employee shall not disclose or use, directly or indirectly, either during or subsequent to Employee's employment with DNA, any Confidential Information or Confidential Materials obtained during the course of Employee's employment with DNA. This provision shall apply regardless of whether or not such
         Confidential Information or Confidential Materials were acquired, originated or developed in whole or in part by Employee. Additionally, excluding disclosures made in the proper course and scope of his employment by DNA, Employee shall not


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         distribute  or otherwise  disclose to any third party any  Confidential
         Materials, except as authorized in writing by DNA.

         Employee agrees to deliver to DNA promptly upon request or on the date of the termination of Employee's employment with DNA, all documents, copies thereof, and any other materials in Employee's possession or control concerning or relating to any Confidential Information or Confidential Materials obtained during the course of Employee's employment with DNA.

5.       NON-SOLICITATION OF DNA EMPLOYEES

         Employee hereby recognizes the substantial investment of DNA in the hiring and training of its personnel and employees. Therefore, while employed by DNA and for a period of twelve (12) months thereafter
         Employee will not either directly or on behalf of others solicit or recruit employees of DNA or any affiliate or subsidiary of DNA, to leave the employment of DNA or to join a Competitor of DNA or a Customer of DNA.

6.       MISCELLANEOUS

         a. The Parties agree that the obligations incurred under the terms of Sections 3, 4 and 5 of this Agreement shall continue after the termination of Employee's employment with DNA, and that each Party shall only be released from these obligations by the specific written agreement of the other Party or upon the expiration of the time period specified in such Section.

         b. The Parties hereby acknowledge and agree that breach of the covenants and agreements contained in Paragraphs 3, 4 and 5 of this Agreement shall cause immediate and irreparable damage to DNA and that DNA's remedy at law for any such breach would be inadequate. Employee agrees that DNA shall be entitled to have temporary or permanent injunctive relief without the necessity of proof of actual damage or bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies to which DNA shall be entitled. In any dispute under this Agreement, the parties agree that the prevailing party shall be entitled to recover the costs and expenses of such dispute, including reasonable attorneys' fees and costs.

         c. The Parties agree that any failure by DNA to exercise any of its rights under this Agreement or at law, or to insist on the complete performance of all obligations by Employee under the terms of this Agreement shall not constitute or be construed as a waiver by DNA of any of its rights, privileges, obligations or duties, or as creating any contrary custom or course of conduct.

         d. The Parties agree that this Agreement shall be construed under and in accordance with the laws of the State of Texas (excluding its conflicts of law provisions) and that all of the obligations of the Parties are performable in Harris County, Texas.

         e. The Parties agree that this Agreement shall be binding on and inure to the benefit of the Parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         f. The Parties agree that if any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, the remaining provisions will remain in full force and effect. If any provision of this Agreement is, for any reason, determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or


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                  subject,  such  provision  must  be  enforced  to  the  extent
                  necessary  to  be  reasonable  under  the   circumstances  and
                  consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

         g. The Parties agree that this Agreement constitutes the sole and only agreement of the Parties to this Agreement concerning the subject matter of this Agreement, and supersedes any prior understanding or written or oral agreements between the Parties to this Agreement.

         h. This Agreement may be transmitted by facsimile, and it is the intent of the Parties for the facsimile of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile and any complete photocopy of the Agreement to be deemed an original.

         i. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


                            [signature page follows]








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DWANGO NORTH AMERICA CORP.



By:
    ---------------------------------------
         Robert E. Huntley, Chairman


[Employee]



-------------------------------------------
[Employee]


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                                    EXHIBIT A

                      FORM OF DWANGO STOCK OPTION PLAN AND
                             STOCK OPTION AGREEMENT

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                                    EXHIBIT B

                                PRIOR INVENTIONS